SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAP PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0507047
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2400 Bayshore Parkway, Suite 200
Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-143823

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock of MAP Pharmaceuticals, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-143823) as originally filed with the Securities and Exchange Commission on June 18, 2007, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description of Exhibit

3.1*	Sixth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

3.2†	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon completion of the offering.

3.3*	Amended and Restated Bylaws of the Registrant, as currently in effect.

3.4#	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering.

3.5†	Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the effectiveness of the Registration Statement.

4.1†	Form of the Registrant’s Common Stock Certificate.

4.2*	Third Amended and Restated Registration Rights Agreement dated March 21, 2007.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of MAP Pharmaceuticals, Inc. filed by MAP Pharmaceuticals, Inc. on June 18, 2007 (File No. 333-143823).

#	Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of MAP Pharmaceuticals, Inc. filed by MAP Pharmaceuticals, Inc. on July 30, 2007 (File No. 333-143823).

†	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement on Form S-1 of MAP Pharmaceuticals, Inc. filed by MAP Pharmaceuticals, Inc. on September 20, 2007 (File No. 333-143823).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 2, 2007	MAP PHARMACEUTICALS, INC.

	By:	/s/ Timothy S. Nelson
	Name:	Timothy S. Nelson
	Title:	President and Chief Executive Officer